                                                                     EXHIBIT 4.2
                                                                  Execution Copy

                            DATED                2002



                           ARGONAUT TECHNOLOGIES, INC.

                                  IN FAVOUR OF

                         WILLIAM COLIN JONES AND OTHERS

            ---------------------------------------------------------

        POUND STERLING 7,650,000 LOAN NOTE INSTRUMENT CREATING PRINCIPAL
                        AMOUNT GUARANTEED LOAN NOTES 2004
                                  GUARANTEED BY
                                BARCLAYS BANK PLC

           ----------------------------------------------------------

















                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              19TH FLOOR, TOWER 42
                               25 OLD BROAD STREET
                                 LONDON EC2N 1HQ
                               TELE: 020 7562 4038
                               FAX: 020 7628 4444
                              REF: LDN/31769 -- LB2

THIS INSTRUMENT is made the           day of February 2002 by ARGONAUT
TECHNOLOGIES, INC. (a Delaware Corporation) of 1101 Chess Drive, Foster City, California 94404 (the "COMPANY") and by BARCLAYS BANK PLC (registered number 1026167) whose registered office is at 54 Lombard Street, London EC3P 3AH (the "GUARANTOR")

RECITALS:

A. The Company has by resolution of its board of directors passed on 18 December 2001 created up to Pound Sterling7,650,000 of Guaranteed Loan Notes 2004 constituted in the following manner.

B. The Guarantor has agreed, at the request of the Company, to guarantee the payment of principal and interest in respect of such loan notes on the terms and subject to the limitations set out herein.

NOW THIS DEED WITNESSES as follows:

1.      DEFINITIONS AND INTERPRETATION

        In this Instrument (which includes the schedules) the following definitions shall apply unless the context requires otherwise:

        "BUSINESS DAY" means any day (except Saturdays and Sundays) when clearing banks are open for business in England and Wales;

        the "CERTIFICATES" means the certificates in respect of Notes;

        the "CONDITIONS" means the conditions referred to in Clause 2 and set out in Schedule 2;

        "DEFAULT INTEREST" means interest at the rate of 12 per cent per annum;

        the "DIRECTORS" means the board of directors of the Company from time to time, or a duly authorised committee of the board;

        "GUARANTEE" means the guarantee conditions set out in Schedule 3 as varied, supplemented or replaced from time to time in accordance with such conditions;

        "INTEREST DATE" and "INTEREST PERIOD" are as defined in Condition 3.1;

        "INSTRUMENT" means this instrument and the Schedules hereto;

        the "NOTES" means the principal amount of Guaranteed Loan Notes 2004 of the Company constituted by this Instrument, and references to any Notes as "outstanding" mean that they are in issue, unredeemed and uncancelled;

        the "NOTEHOLDERS" means the several persons from time to time entered in the Register as the holders of the Notes, and any references to a holder's Notes mean Notes in respect of which he is so registered;

        "REDEMPTION NOTICE" means a notice substantially in the form set out in
        Schedule 1;

        "REDEMPTION DATE" means 30 April 2004 or, if the Term is extended pursuant to Condition 1.3, 30 April 2006; and

        "TERM" means the period from the date of issue of the Notes until the Redemption Date.

        References to persons shall include natural persons, bodies corporate, unincorporated associations, partnerships and other entities; references to the singular shall include the plural, and vice versa; and references to clauses and schedules are (unless expressly stated otherwise) to clauses of, and schedules to, this Instrument.

        Headings are for convenience only and are not to affect interpretation.

2.      CONSTITUTION OF THE NOTES

2.1 The principal amount of the Notes constituted by this Instrument is limited to Pound Sterling7,650,000. The Notes may be issued in denominations of any amount and shall be transferable in whole or (in amounts and integral multiples of Pound Sterling50,000) in part, as provided in the Conditions.

2.2 This Instrument shall operate for the benefit of all Noteholders, each of whom may sue for the performance or observance of its provisions in his own right so far as his holding of Notes is concerned, and for all persons claiming through or under them. The Company shall comply with the terms of the Notes and the Conditions and the Notes shall be held subject to the Conditions. The Conditions and schedules shall be deemed to be incorporated in this Instrument and shall be binding on the Company and the Noteholders and all persons claiming through or under them.

2.3 Until such time as the Notes are redeemed or repurchased in accordance with the provisions of this Instrument, the Company will pay to the Noteholders interest (less any applicable taxes) on the principal amount of the Notes outstanding at such rate, at such intervals and in such manner as is provided in the Conditions.

2.4 The Notes may be issued whenever, to whomever, and on whatever terms and conditions the Directors please. When issued and while they are outstanding, the Notes shall rank pari passu equally and rateably without discrimination or preference and as a guaranteed, but otherwise unsecured, obligation of the Company.

3.      CERTIFICATES

        The Certificates shall be executed by the Company and shall be in the form or substantially the form set out in Schedule 1. Each shall refer to this Instrument and bear a denoting number and have the Conditions endorsed on it or attached to it, together with a form of Redemption Notice in the form (or substantially in the form) set out in that schedule.

4.      AMENDMENTS

4.1 Subject to Clause 4.2, the Company may from time to time (by deed expressed to be supplemental to this Instrument) amend any provisions of this Instrument (including the Conditions) if the amendment is previously either sanctioned by a resolution of Noteholders representing not less than three-fourths of the principal amount outstanding under the Notes or considered, in the opinion of a merchant bank or stockbroker appointed for the purpose by the Company, not to be prejudicial to the holders of outstanding Notes and to be of a formal, minor or technical nature or to be necessary to correct a manifest error.

4.2 No modification to this Instrument and no modification, abrogation or compromise of the rights of the Noteholders which would have the effect of increasing the liability of the Company and/or the Guarantor in respect of the Notes, or which would be prejudicial to the rights of the Guarantor against, or to the security interests granted to the Guarantor by, the Company, shall be made without the written consent of the Guarantor having first been given to the Company.

4.3 The Company will at all times allow any holder of outstanding Notes to inspect a copy of this Instrument during normal business hours on reasonable notice and (provided the Company's reasonable expenses in doing so are paid) will on request supply any Noteholder as soon as reasonably practicable with a copy of this Instrument.

5.      THIRD PARTY RIGHTS

        Nothing in this Instrument is intended to confer on any person any right to enforce any term of this Instrument which that person would not have but for the Contracts (Rights of Third Parties) Act 1999.

6.      GOVERNING LAW AND JURISDICTION

6.1 This Instrument and the Notes shall be governed by and construed in accordance with the laws of England.

6.2 Any dispute which may arise out of or in connection with this Instrument shall be referred and finally resolved by arbitration under the rules of the London Court of International Arbitration (the "LCIA RULES") which are deemed to be incorporated by reference to this clause. The procedural law governing any arbitration arising hereunder (insofar as not governed by the LCIA Rules) shall be English law. Article 69 of the Arbitration Act 1996 shall not apply to any arbitration proceeding conducted in relation to this Deed. The place of the arbitration shall be London.

IN WITNESS of which the Company and the Guarantor have executed this instrument as a deed and have delivered it upon dating it.

                                   SCHEDULE 1

                              LOAN NOTE CERTIFICATE

                   ARGONAUT TECHNOLOGIES, INC. (THE "COMPANY")

                            (a Delaware Corporation)

      Pound Sterling 7,650,000 Principal Amount Guaranteed Loan Notes 2004
                                 (the "Notes")

Subject to the Conditions endorsed hereon (the "Conditions") the Notes were issued pursuant to the charter and by-laws of the Company and created by a resolution of the Board of Directors passed on 18 December 2001

THIS IS TO CERTIFY that the under mentioned person is the registered holder of this Note which Note is subject to the Conditions.

CERTIFICATE NO.                  NAME AND ADDRESS             AMOUNT OF NOTE
                                 OF NOTEHOLDER                (POUND STERLING)






EXECUTED as a Deed and delivered            )
by the Company acting by:                   )      .............................
                                            )      Director
                                            )
                                            )
                                            )      .............................
                                            )      Director/Secretary

NOTES:         1.     This Note must be surrendered before it may be
                      transferred. The Noteholder may transfer all or part of this Note and then only subject to and in accordance with Condition 6.

               2. This Note has not been and will not be registered under the US Securities Act of 1933, as amended, or under any US state securities laws and is issued in reliance upon US federal and state exemptions for transactions not involving any public offering.

                                REDEMPTION NOTICE

NOTICE OF EXERCISE OF REDEMPTION RIGHTS

To:     The directors of Argonaut Technologies, Inc.

I/We, the registered holder(s) of the Notes represented by this Certificate, give notice of my/our desire to exercise my/our right to require repayment by the Company of the whole/Pound Sterling* of the principal amount of such Notes in accordance with the Conditions, together with accrued interest (less any applicable taxes), on [ date ].

I/We authorise the despatch of a cheque payable in my/our favour in respect of the principal moneys and interest due to me/us and

(in the case of a redemption of part of the principal moneys represented by this Certificate) either this Certificate duly endorsed with a memorandum of the amount and date of the redemption or a fresh Certificate in my/our name(s) for the balance of the principal moneys not repayable on this occasion to:

(Name)
          ----------------------------


(Address)
          ----------------------------

          ----------------------------

          ----------------------------

Signature(s) of Noteholder(s)

-----------------------------

-----------------------------

In the case of joint holdings all Noteholders must sign. In the case of a corporation this form must either be under the common seal or under the hand of some officer or attorney of the corporation duly authorised in that behalf.

Dated this      day of            200[ ]

Delete or complete as appropriate. If this space is left blank the notice will be treated as a request for repayment of the whole of the principal amount of Notes represented by this Certificate.

                                   SCHEDULE 2

                                 THE CONDITIONS

1.1 Unless previously redeemed under Condition 1.2 the Notes will be repaid at par on the Redemption Date together with all interest accrued thereon and then unpaid.

1.2 Notwithstanding any other provisions of this Note, each Noteholder will be entitled to demand immediate redemption of his outstanding Notes at par together with accrued but unpaid interest (less any applicable taxes) on them in any of the following events:

        1.2.1 the Company fails to pay when due any principal payable on repayment of any of his Notes, or fails to pay within 14 days after the due date for payment any interest payable on any of his Notes; or

        1.2.2 the Company is in default for more than 21 days (after notification to the Company of any such default has been received from any Noteholder) in the performance or observance of or compliance with any of its other undertakings contained in this Note and such default is materially prejudicial to the interest of Noteholders generally; or

        1.2.3 an order is made or an effective resolution is passed for the winding-up of the Company (other than a solvent winding-up for the purposes of amalgamation or reconstruction), or the Company stops or threatens to stop payment of its debts, or the Company ceases or threatens to cease to carry on its business; or

        1.2.4  an administrator of the Company is appointed; or

        1.2.5 a receiver or similar official is appointed in respect of the whole or a substantial part of the undertaking and assets of the Company; or

        1.2.6 any distress or execution (or other similar process) is levied upon or enforced against all or a substantial part of the assets or property of the Company and is not fully paid out or discharged within 90 days; or

        1.2.7 the Company (i) files, or consents, by answer or otherwise, to the filing against the Company of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (ii) makes an assignment for the benefit of creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or him, or for any substantial part of its property or (iv) is adjudicated insolvent; or

        1.2.8 if any governmental body of competent jurisdiction enters an order appointing, without consent of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to the Company, or with respect to any substantial part of its property, or if an order for relief relating to the Company is entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or if any petition for any such relief is filed against Company and such petition is not dismissed or stayed within 60 days.

        Provided that a Redemption Notice specifying the event is received by the Company while the event is continuing.

1.3 Each Noteholder shall be entitled at any time or times after 31 October 2002 to require redemption of such amount of Loan Notes as are then held by such Noteholder together with accrued but unpaid interest (less any applicable taxes) by serving upon the Company a Redemption Notice specifying the amount of Loan Notes to be redeemed at least 20 days prior to the date on which redemption is required to be made.

1.4 The Company shall, upon the written request of all or any of the Noteholders, extend the term of the Note or Notes held by the Noteholders making such request for a period of twenty-four months to 30 April 2006, on the terms in these Conditions, subject to paragraph 6(c) of the Guarantee, and save that during the extended term of the Notes (if any) there shall be deducted from the Interest on the Notes all bank, legal and/or other third party costs, fees or expenses suffered or incurred by the Company in respect of the Notes during the extended term including, without limitation, the fees and costs of the Guarantor in consideration for providing the Guarantee.

1.5 Upon receipt by the Company of a Redemption Notice the Company shall by notice to the Noteholder fix a time and place in England for payment of this Note (or, subject to this Condition 1.5, that part to be redeemed) to be no later than 14 days, from the date of receipt of that notice, and for delivery to the Company of this Note. At the time and place so fixed the Noteholder shall deliver to the Company this Note (or an indemnity in form and substance reasonably satisfactory to the Company if this Note has been lost or destroyed) in order that the same may be cancelled and upon such delivery and against a receipt for the principal monies and all interest payable but unpaid in respect of this Note (or the part to be redeemed) calculated down to the date of redemption, the Company shall pay to the Noteholder such principal monies and interest provided that if this Note is to be redeemed in part, a fresh Note for the balance of this Note not redeemed on that occasion shall be issued immediately, free of charge, to the Noteholder delivering this Note to the Company.

2. This note, once redeemed by the Company, shall be cancelled and the Company shall not be at liberty to keep the same alive for the purposes of re-issue or to re-issue the same.

3.      INTEREST AND RELATED DEDUCTIONS

3.1 Until the Redemption Date, the Company shall pay to the Noteholder interest on the principal monies outstanding on the Note on 31 January, 30 April, 31 July and 31 October in each year (each an "INTEREST DATE") in respect of each successive three month period ending on an Interest Date (each an "INTEREST PERIOD"), the first such interest payment becoming due on 30 April 2002 in respect of the period from the date hereof to 30 April 2002.

3.2 Interest on the Notes shall be calculated and shall accrue on a daily basis from the date of issue and on the basis of a 365/366 day year and will be payable for the twelve month period commencing on the date of this Instrument at 3.9 per cent per annum and subsequently at the rate equal to the published base rate of Barclays Bank PLC on the Interest Date immediately prior to the commencement of the relevant Interest Period, less the fees and costs charged by the Guarantor in consideration for guaranteeing the Notes. Any interest or other amount otherwise payable on a day which is not a Business Day, and any part of the Note otherwise redeemable on any day which is not a Business Day shall be paid on the immediately preceding Business Day and such day shall be deemed the Interest Date or the Redemption Date in respect thereof for all purposes.

3.3 Interest due on the Notes on any Interest Date shall be payable to those Noteholders registered on the register of Noteholders referred to in Condition 5.1 on the Business Day immediately preceding that Interest Date.

3.4 If the Company shall fail to make any payment of interest within seven Business Days following the relevant Interest Date, Default Interest shall accrue on the amount of interest which remains unpaid until the date on which such interest is paid to the Noteholders.

4.      REDEMPTION

        The Company may at its option repay a Noteholder, who has served his notice of redemption, in US Dollars instead of Pounds Sterling, in which case:-

4.1 The rate of exchange between the US Dollar and Pounds Sterling for the purposes of calculating the amount of repayment shall be the spot rate obtained by the Company from Barclays Bank PLC (being the rate at which Pounds Sterling may be sold and US Dollars bought) on the twentieth Business Day prior to the date of repayment (the "RATE OF EXCHANGE");

4.2 The redemption value shall be the US Dollar equivalent of one Pound Sterling per Pound Sterling1 Nominal of Stock converted at the Rate of Exchange less any reasonable fees or bank charges associated with the conversion (the "REDEMPTION VALUE");

        PROVIDED THAT

        (i) in no circumstances whatsoever shall the Redemption Value converted as set out in (ii) below be less than the 99.5 per cent of the Sterling nominal value of the Loan Stock to be repaid; and

        (ii) for the purposes of this proviso the Redemption Value shall be converted into Pounds Sterling at the London closing rate of exchange on the date of redemption.

4.3 Where the Company has elected to redeem a Noteholder's Loan Notes in US Dollars in accordance with this Condition 4, it shall forthwith upon the amount becoming available certify the Rate of Exchange to that Noteholder.

5.      REGISTER OF NOTES

5.1 A register of the Notes will be kept by the Company and there shall be entered in such register:-

        5.1.1 the names and addresses of the holders for the time being of the Notes;

        5.1.2  the amount of the Notes held by each registered holder;

        5.1.3 the date on which the name of each such registered holder is entered in the register in respect of the Notes standing to his name; and

        5.1.4  the serial number of each Note issued.

        Any change of the name or address of any Noteholder shall forthwith be notified in writing, by registered post, to the Company and the register shall be altered accordingly upon receipt of such notice by the Company.

5.2 Except as required by law the Company will recognise the person named in the Register as the holder of any Notes as the absolute owner thereof and shall not be bound to take notice or see to the execution of any trust whether express, implied or constructive to which any Notes may be subject and a receipt duly given in accordance with these Conditions for any monies payable in respect of any Notes shall be a good discharge to the Company notwithstanding any notice it may have whether express or otherwise of the right, title, interest or claim of any other person to or in such Notes or monies and the Noteholder shall indemnify and hold harmless the Company from and against any loss, liability, damage, claim, cost or expense arising out of the Company's observance of this Condition 5.2.

5.3 The Guarantor shall, upon giving reasonable notice to the Company, be entitled within normal working hours to inspect the register of Notes held by the Company.

6.      TRANSFER OF NOTES

6.1 Each Noteholder will be entitled to transfer, in whole, the Notes held by him (a transfer of part being in an amount or an integral multiple of Pound Sterling50,000) by an instrument in writing in the usual common form under hand of the transferring Noteholder only, subject to the prior written consent of the Company which consent shall not be withheld or delayed provided that each such transferee shall have first executed and delivered to the Company an Investment Representation Agreement substantially in the form attached hereto as Schedule 5 and such other transfer documents as the Company shall reasonably request. Upon delivery of such instrument and this Note to the Company, the Company shall issue a new Note to the transferee and in relation to a transfer of part, a balance certificate to the transferor subject, in each case, to the payment by such transferring Noteholder of all reasonable costs and expenses incurred by the Company in completing and registering such transfer.

6.2 The Guarantee will continue to apply to any notes transferred pursuant to Condition 6.1 and to any new note issued to a transferor as a result of any partial transfer.

6.3 Notwithstanding the minimum amount of Pound Sterling50,000 for part-transfers set out in Condition 6.1 above, each Noteholder shall, no more than once in each calendar year, be entitled to make one transfer of Notes having a principal value of less than Pound Sterling50,000 provided that (i) the amount of such Loan Notes transferred shall be no less than Pound Sterling10,000; and (ii) this Condition 6 shall otherwise apply in all respects to such transfers.

7.      THE COMPANY'S POWERS

        Without prejudice to all other powers, however arising, of the Company, nothing in this Instrument shall prevent the Company from:

7.1 exercising its borrowing powers in any way, including by incurring any indebtedness ranking pari passu with or in priority to the Notes, or by creating and issuing further unsecured loan notes either so as to be identical in all respects and form a single series with the Notes or upon such terms as to interest, redemption and otherwise as its Directors shall think fit; or

7.2 disposing of, granting security over or dealing in any other way with any of its business and assets in whole or in part, or changing the nature of its business in any way; or

7.3 procuring or permitting any of its subsidiaries to exercise its borrowing powers in any way, or to dispose of, grant security over or deal in any other way with any of its business or assets in whole or in part, or to change the nature of its business in any way.

8.      SUCCESSORS

        Any person becoming entitled to this Note in consequence of the death or bankruptcy of any holder of this Note shall (upon producing evidence reasonably satisfactory to the Company, that he sustains the character in respect of which he proposes to act under this provision or of his title and delivering up this Note or an indemnity, in form and substance reasonably satisfactory to the Company, if this Note has been lost or destroyed) be entitled to a new Note in his name as the holder, or, subject to Condition 6, may transfer this Note.

                                   SCHEDULE 3

                                    GUARANTEE

1. The Guarantor hereby guarantees the due and punctual payment by the Company to the Noteholders of the principal amount payable on any of the Notes registered in their respective names and the interest payable thereon on the terms and subject to the limitations set out in this Guarantee.

2. If any principal amount payable on any of the Notes is not paid in full by the Company on the date fixed for redemption thereof or such earlier date as such Note shall become repayable or redeemable, or accrued interest is not paid in full by the Company on an Interest Date, in each case in accordance with the provisions of the Instrument, the Guarantor shall (subject to the provisions of the Guarantee) pay to the relevant Noteholder within 21 days after the receipt by the Guarantor of a demand complying with the requirements of this guarantee, the amount of principal and/or interest then payable but unpaid on such Note.

3. Every demand under this Guarantee shall be made to the Guarantor in the manner set out in paragraph 11 and shall:-

        (a) be in writing and be accompanied by the certificate(s) relating to the Note(s) in respect of which such demand is made;

        (b)    be signed by or on behalf of the relevant Noteholder;

        (c) have the signature thereon confirmed by the bankers, or, if the Guarantor shall have given prior notice to the relevant Noteholder, the solicitors, to such Noteholder;

        (d)    state:

               (i) the full name and registered address of such Noteholder and the amount of principal and/or interest which is claimed and, in the case of a claim for interest, state the principal amount on which interest is claimed and the date from which interest is claim to have accrued and be unpaid;

               (ii) that none of the Notes in respect of which such demand is made has been cancelled, redeemed or repurchased by the Company;

               (iii) that the sum demanded is due and payable by the Company, all conditions and demands necessary in connection therewith having been fulfilled and made; and grace period relating thereto has elapsed; and the Company is not contesting the liability in circumstances where the Company is entitled to withhold payment;

               (iv) that the Company is aware of its liability and has failed to pay the sum demanded;

        (e)    be set out substantially in the form of Schedule 4; and

        (f) give full details of the bank account in the United Kingdom in the name of the relevant Noteholder to which the sum so demanded is to be paid by the Guarantor.

4.      (a)    Payment of any demand complying with the requirements of this
               Guarantee shall be made by the Guarantor in pounds sterling to such bank account in the United Kingdom as the relevant
               Noteholder shall specify pursuant to paragraph 3(f).

        (a) Upon payment the Guarantor shall enface the certificate(s) relating to the relevant Note(s) with a memorandum of payment and return the same to the relevant Noteholder by prepaid post to his registered address at the risk of such Noteholder.

        (b) If the Guarantor is so required by law, the Guarantor shall deduct tax from any amount payable by it hereunder in respect of interest unpaid on the relevant Note(s) and shall deliver to the relevant Noteholder in respect of the amount so paid by it a certificate as to the gross amount of such payment, the amount of tax deducted and the actual amount paid and certifying that the Guarantor has paid the amount of tax deducted to the Inland Revenue. If the Guarantor is required to make such deduction of tax in respect of interest unpaid on the relevant Note(s), the Guarantor will not be required to make any additional payment to the relevant Noteholder.

5.      (a)    Notwithstanding anything to the contrary herein, it is hereby confirmed that this Guarantee constitutes the direct obligation of the Guarantor to make payment in accordance with the terms of this Guarantee without reference to the Company and without examination of the liability of the Company in respect of any Note. Any amounts due hereunder will be paid without reference to any rights of set off or counter claim that the Company or the Guarantor has against the relevant Noteholder or any rights of set off which the Guarantor may have against the Company and whether or not the Company disputes the truth or accuracy of any statement given pursuant to paragraph 3(d) above.

        (a) The Guarantor may rely on any demand or other document or information believed by it to be genuine and correct and to have been signed or communicated by the person by whom it purports to be signed or communicated and the Guarantor shall not be liable for the consequences of such reliance and shall have no obligation to verify that the facts or matters stated therein are true and correct.

        (b) Payment by the Guarantor of a claim made in accordance with paragraph 4 shall be deemed a valid payment for all purposes of this Guarantee and shall discharge the Guarantor from its liability hereunder to the extent of such payment and the Guarantor shall not be concerned to see to the application of any such payment.

        (c) This Guarantee may be enforced by any Noteholder at any time after he has made a demand on the Company for the payment of any principal and/or interest due or owing to him on his Note(s) without such Noteholder first taking any proceedings against the Company.

6.      (a)    The maximum aggregate liability of the Guarantor in respect of all claims under this Guarantee shall be limited to:

               (i) Pound Sterling 7,650,000 in the case of all claims in respect of principal on all Notes; and

               (ii) Pound Sterling 298,350 (less the fees and costs referred to in Condition 3.2) in the case of all claims in respect of interest on all Notes.

               The above maximum amount of this Guarantee in relation to principal shall be reduced to the extent of the aggregate principal amount of any Notes which have been cancelled, redeemed or repurchased by the Company, provided that reasonable details of such cancellation, redemption or repurchase (as the case may be) have been supplied in writing by the Company to the Guarantor.

        (b) No demand under this Guarantee shall be valid or result in any liability on the part of the Guarantor hereunder unless it is made, and received by the Guarantor, in accordance with the provisions of this Guarantee, on or before the first Business Day falling no more than 60 days after the date on which payment of the relevant principal and/or interest in respect of which the demand is made should have been made to the relevant Noteholder by the Company.

        (c) No demand under this Guarantee shall be valid or result in any liability on the part of the Guarantor hereunder unless it is made, and received by the Guarantor, in accordance with the provisions of this Guarantee, prior to 11.00 a.m. (London time) on the first Business Day falling no more than 60 days after the Redemption Date. After the Redemption Date, this Guarantee shall cease to have effect and the Guarantor shall have no liability under it save to the extent of any demand delivered to the Guarantor prior to such time which complies with the requirements of this Guarantee.

7. This Guarantee is a continuing Guarantee and shall remain in force notwithstanding the liquidation or dissolution of the Company, or the appointment of an administrator of the Company or the appointment of a receiver of all or any part of the assets of the Company.

8.      (a)    No compounding, indulgence or relief granted by a Noteholder or any other matter or thing which but for this provision might exonerate the Guarantor shall release or reduce the liability of the Guarantor hereunder, provided that the Guarantor shall not be bound by any such other matter or thing which would operate either to increase its actual or contingent liabilities hereunder or extend any due date for any of the Company's obligations under the Notes.

        (a) This Guarantee is irrevocable in respect of the Note(s) held by each Noteholder save where a Noteholder gives to the Guarantor a specific written release of the Guarantor's liability, in relation to the whole or any, part of the Note(s) of such Noteholder.

        (b) All payments to be made by the Guarantor hereunder to a Noteholder shall be made in full without set-off or counterclaim' and free and clear of and without any deduction whatsoever except to the extent required by law. The Guarantor will not be required to make any additional payment in the case of deduction required by law.

9. The Guarantor shall be at liberty at all times to have recourse to and enforce all rights possessed by the Guarantor as surety or otherwise against the Company or others.

10. Any variation of the terms of this Guarantee in relation to any Notes shall be considered valid and constituting part of this Guarantee provided such variation shall be made in writing and signed by the relevant Noteholder or (if such holder is a company) on its behalf by an, director or the company secretary of such company, and on behalf of the Guarantor.

11. Where a notice or demand is given by a Noteholder, it may be served by leaving it or sending it by recorded delivery post to the Guarantor, marked for the attention of the Branch Manager, at Barclays Bank PLC, Corporate Banking Centre, PO Box 1015, 3rd Floor, Windsor Court, 3 Windsor Place, Cardiff CF10 3WP or such other address in the United Kingdom as the Company may notify to the Noteholders from time to time, at the request of the Guarantor.

12.     (a)    In the event of transmission to the legal personal representative or other representative of the estate of any Noteholder on the death, bankruptcy or insanity of such Noteholder, such representative shall promptly produce evidence, satisfactory to the Guarantor, of his authority to act for the Noteholder whenever so requested by the Guarantor.

        (b) Subject to production of the evidence of authority referred to in paragraph 12(a), all references in this Guarantee to the Noteholder shall be replaced by references to such representative.

13. The person whose name appears on a certificate relating to any Note(s) as the holder or, if more than one, the first such person, will be regarded by the Guarantor as exclusively entitled to the benefit of the relevant Notes and of this Guarantee and the Guarantor shall not be bound to recognise any trust or equity affecting the title to the relevant Notes. All dealings in connection with and payments under such Notes or this Guarantee shall be made with and to such person.

14. This Guarantee is personal to the Noteholder and is not assignable (except with the prior consent of the Guarantor which shall not be unreasonably withheld.)

15. This Guarantee shall be governed by and construed to take effect in all respects in accordance with English law.

                                   SCHEDULE 4

                                 FORM OF DEMAND

To the Branch Manager
Barclays Bank PLC
[                 ]

                                                            Dated [            ]

                                                            By Recorded Delivery

1.      This demand is sent pursuant to the terms of an Instrument ("the
        Instrument") entered into on [           ] day of [                    ]
        2002 by ARGONAUT TECHNOLOGIES, INC. ("the Company") and BARCLAYS BANK PLC ("the Guarantor").

2. I/We am/are the registered holder of the relevant Notes issued under the terms of the Instrument.

        Name                 [                             ]
        Registered Address   [                             ].

3. I/We enclose [the Certificate(s) relating to] the Note(s) in respect of which the demand is made.

4.      I/we claim the following sums:-

               (i)    The amount of principal of [Pound Sterling] and/or

               (ii)   the amount of interest of [Pound Sterling                ]
                      on the principal amount of [Pound Sterling             ]
                      accruing from the [                  ] to the
                      [                    ].

5.      I/We confirm that:-

               (i) None of the Notes in respect of which such claim is made has been cancelled, redeemed or repurchased by the Company;

               (ii) The sum demanded is due and payable by the Company and all conditions and demands necessary in connection therewith under the Instrument have been fulfilled and made; any grace period relating thereto has elapsed; and the Company is not contesting liability in circumstances where the Company is entitled to withhold payment;

               (iii) The Company is aware of its liability and has failed to pay the sum demanded.

6.      Payments under this demand should be made to the registered holder's
        bank account at [          ] Bank Plc of [                  ] to the
        account number [                       ].

7. Please acknowledge receipt of this demand and the enclosed [Certificate(s)/Note(s) on the enclosed copy of the demand.

Signed ...........................
By or on behalf of the
Registered Holder

Above Signature confirmed to be
the signature of Mr/Mrs [                  ]
by ..........................................
Noteholders Bankers/Solicitors
Bank/Firm [                                ]
Officer/Partner [                               ]
Date [                        ]

                                   SCHEDULE 5

                       INVESTMENT REPRESENTATION AGREEMENT

[Buyer]
[Address]

Ladies and Gentlemen:

               Reference is hereby made to the Sale and Purchase Agreement (the "Purchase Agreement") by and among [Buyer], a Delaware corporation ("Buyer"), [Rainbow] ("Target"), and the individuals and entities listed on Schedule 1 to the Purchase Agreement (each a "Seller" and collectively the "Sellers") and the Pound Sterling7,650,000 Loan Note Instrument Creating Principal Amount Guaranteed Loan Notes 2004 guaranteed by Barclays Bank PLC. In connection with the proposed purchase by Buyer from the Sellers of all of the outstanding capital stock of Target pursuant to the Purchase Agreement (the "Transaction"), the undersigned, _______________ (the "Stockholder" or the "Holder") acknowledges, represents and warrants to Buyer as follows:

1. Acquisition Entirely for Own Account. Stockholder represents and warrants that Stockholder is acquiring Buyer Common Stock and Loan Note(s) (as Buyer Common Stock and Loan Notes are defined in the Purchase Agreement) (the "Securities") solely for Stockholder's own account for investment and not with a view to sale or distribution of the Securities or any portion or component thereof, and Stockholder will not sell, offer to sell or otherwise dispose of or distribute the Securities or any portion or component thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities or "Blue Sky" laws, or pursuant to an exemption therefrom. Stockholder also represents that the entire legal and beneficial interest of the Securities that Stockholder is acquiring is being acquired for, and will be held for Stockholder's account only, and neither in whole nor in part for any other person or entity.

2. Information Concerning Buyer. Stockholder represents and warrants that Stockholder has been provided with such information concerning Buyer that Stockholder deems necessary and appropriate to enable Stockholder to evaluate the financial risk inherent in making an investment in the Securities. Stockholder further represents and warrants that Stockholder has had an opportunity to review Buyer's Annual Report on Form 10-K for the year ended December 31, 2000 and Buyer's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001. Stockholder further acknowledges that Stockholder has received satisfactory and complete information concerning the business and financial condition of Buyer in response to all inquiries in respect thereof.

3. Economic Risk and Suitability. Stockholder represents and warrants as follows:

               (i) Stockholder realizes that Stockholder's purchase of the Securities involves a high degree of risk and will be a highly speculative investment and that Stockholder is able, without impairing Stockholder's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Stockholder's investment.

               (ii) Stockholder has carefully considered and has had an opportunity to discuss with Stockholder's professional, legal, tax and financial advisors the suitability of an investment in the Securities for the particular legal, tax and financial situation of Stockholder and that Stockholder and/or Stockholder's advisors have determined that the Securities are a suitable investment for Stockholder.

               (iii) Stockholder, either alone or with his or her purchaser representative(s), has such knowledge and experience in business and financial matters as will enable Stockholder to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision.

               (iv) If Stockholder is a partnership, trust, corporation or other entity: (1) it was not organized for the purpose of acquiring the Securities (or all of its equity owners are Accredited Investors (as hereafter defined)); (2) it has the power and authority to execute and comply with the terms of this Agreement, and the person executing said documents on its behalf has the necessary power to do so; (3) its principal place of business and principal office are located within the country and state, if applicable, set forth in its address below; and (4) all of its trustees, partners and/or shareholders, whichever the case may be, are bona fide residents of said country and state, if applicable.

               (v) Except as provided Stockholder understands that neither Buyer nor any of its officers/directors has any obligation to register the Securities under any federal or state securities act or law.

               (vi) All information that Stockholder has provided concerning himself or herself, his or her financial position and (each of) his/her Stockholder Representative(s), if any, is correct and complete as of the date set forth below, and if there should be any material change in such information, Stockholder will provide such information to Buyer as soon as practicable thereafter.

               (vii) Stockholder understands that Buyer is relying on the truth and accuracy of the declarations, representations, warranties and agreements made by Stockholder to Buyer herein in transferring the Securities to Stockholder.

               (viii) Stockholder confirms that Stockholder has received no general solicitation or general advertisement and has attended no seminar or meeting (whose attendees have been invited by any general solicitation or general advertisement) and has received no advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast or television or radio regarding the offering of the Securities.

4. Restrictions on Transfer; Legends. Stockholder represents and warrants that Stockholder understands that:

        (a) The Securities that Stockholder is acquiring have not been registered under the Act, and such securities must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available.

        (b) Stockholder agrees that all certificates representing the Buyer Common Stock shall have endorsed thereon a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

        (c) Stockholder agrees that all Loan Notes shall have endorsed thereon a legend in substantially the following form:

        "THIS NOTE WAS ORIGINALLY ISSUED ON ____, 200_, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THIS
NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE Pound Sterling7,650,000 LOAN NOTE INSTRUMENT CREATING PRINCIPAL AMOUNT GUARANTEED LOAN NOTES 2004 GUARANTEED BY BARCLAYS BANK PLC. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST."

        Stockholder acknowledges that the legend contained in this Section 4 shall be removed from a certificate in connection with any sale in compliance with the terms of this Section 4 and pursuant to a Registration Statement, but shall not be removed in any other circumstance without Buyer's prior written consent, which consent shall be exercised in Buyer's sole discretion.

        5. Non-U.S. Persons. If Stockholder is a Non-U.S. Person as defined under Rule 902(k)(2) of the Act, Stockholder shall complete and sign Exhibit A hereto.

        6. Status of Stockholder. Stockholder represents and warrants that Stockholder falls within the category (or categories) marked. Categories 1 through 16 set forth categories of "Accredited Investors", as defined in Securities and Exchange Commission ("SEC") Rule 501. PLEASE INDICATE EACH CATEGORY THAT YOU, STOCKHOLDER, SATISFY, BY PLACING AN "X" ON THE APPROPRIATE LINE(S) BELOW.

        _____  Category 1.   A bank, as defined in Section 3(a)(2) of the Act,
                             whether acting in its individual or fiduciary capacity; or

        _____  Category 2.   A savings and loan association or other institution
                             as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

        _____  Category 3.   A broker or dealer registered pursuant to Section
                             15 of the Securities Exchange Act of 1934, as amended; or

        _____  Category 4.   An insurance company as defined in Section 2(13) of
                             the Act; or

        _____  Category 5.   An investment company registered under the
                             Investment Company Act of 1940; or

        _____  Category 6.   A business development company as defined in
                             Section 2(a)(48) of the Investment Company Act of
                             1940; or

        _____  Category 7.   A small business investment company licensed by the
                             U.S. Small Business Administration under Section
                             301(c) or (d) of the Small Business Investment Act of 1958; or

        _____  Category 8.   A plan established and maintained by a state, its
                             political subdivisions or any agency or
                             instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5 million; or

        _____  Category 9.   An employee benefit plan within the meaning of the
                             Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5 million or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited
                             Investors; or

        _____  Category 10.  A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

        _____  Category 11.  An organisation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5 million; or

        _____  Category 12.  A director, executive officer or general partner of
                             Buyer; or

        _____  Category 13.  A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase, exceeds $1 million; or

        _____  Category 14.  A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

        _____  Category 15.  A trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

        _____  Category 16.  An entity in which all of the equity owners are
                             Accredited Investors; or

        _____  Category 17.  A natural person who, either alone or with your purchaser representative(s), has such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the prospective investment; or

        _____  Category 18.  None of the above.

        If you checked category 18 above, you acknowledge, by signing below, that _____________ is Stockholder's purchaser representative as described in Rule 501(h) under the Act, including in connection with evaluating the merits and risks of the prospective Transaction.

7. Residency. The undersigned is a bona fide resident of the state or country set forth in the undersigned's address at the end of this Investment Representation Statement (the "Agreement").

IN WITNESS WHEREOF, the undersigned have executed this Agreement on this ___ day of ___________, 2002.

-------------------------                   -------------------------
Signature of Stockholder                    Signature of Stockholder

-------------------------                   -------------------------
Printed Name of Stockholder                 Printed Name of Stockholder

Please sign as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If joint ownership, both joint tenants or all tenants in common must sign.

-------------------------                   -------------------------
Residence Address                           Residence Address

-------------------------                   -------------------------
City, State, Zip Code                       City, State, Zip Code

-------------------------                   -------------------------
Mailing Address                             Mailing Address

-------------------------                   -------------------------
City, State, Zip Code                       City, State, Zip Code

-------------------------                   -------------------------
Country                                     Country

Tax Identification Number                   Tax Identification Number
and/or Social Security Number:              and/or Social Security Number:
-------------------------                   -------------------------

-------------------------                   -------------------------
Purchaser Representative                    Purchaser Representative

This Agreement has been acknowledged and agreed to on ____________, 2002.

[RAINBOW]

By:
   --------------------------
Name:
Title:

EXECUTED as a DEED by               )
ARGONAUT TECHNOLOGIES, INC.         )
acting by                           )





EXECUTED as a DEED by               )
BARCLAYS BANK PLC                   )
acting by                           )